Exhibit 99.1

GCP Applied Technologies Receives Binding Offer from Henkel to Acquire Darex Packaging Technologies

GCP to Begin Repositioning to a Specialty Construction Materials Business

CAMBRIDGE, Mass., March 2, 2017 (GLOBE NEWSWIRE) – GCP Applied Technologies Inc. (NYSE:GCP) has received a binding offer from Henkel to acquire GCP’s global Darex Packaging Technologies business for approximately $1.05 billion.

The sale of Darex would position GCP to focus on the growth opportunities in our construction and building materials markets. As the global market leader for can sealants, the Darex business would be a complementary fit to Henkel’s Adhesives Technologies portfolio. Darex’s sealing and coating products will extend Henkel’s offering in the metal packaging industry.

GCP is committed to introducing and building superior solutions, based on industry leading research and development. “We are repositioning GCP for higher growth through differentiated technology and strong market positions targeting the global construction markets,” said GCP Applied Technologies President and Chief Executive Officer, Gregory E. Poling. “The transaction will allow us to enhance our focus and will provide a strong balance sheet for internal investment and bolt-on acquisitions necessary to provide new products, technologies, and solutions that offer layers-of-value for our customers.”

GCP is a leading global provider of specialty construction products that include additives for cement and concrete, waterproofing, air barriers, and products for residential reroofing and fire protection applications. The company is creating new product categories in the ready-mix concrete industry with its Verifi® in-transit concrete management system; and has launched new Silcor® liquid waterproofing and Perm-A-Barrier® weather barrier products that improve building performance and reduce labor costs. GCP products have been used to build some of the world’s most renowned structures.

Henkel is headquartered in Düsseldorf, Germany, with around 50,000 employees in 125 countries. The company operates in the laundry and home care, beauty care, and adhesive businesses worldwide.

In connection with Henkel’s binding offer, GCP will begin a consultation process with the relevant Works Councils and Labor Unions. Upon completion of that process, GCP expects to enter into a definitive purchase and sale agreement in respect of the proposed sale. The proposed transaction will also be subject to customary closing conditions, including regulatory approvals, and is expected to close in the middle of 2017.

Wachtell, Lipton, Rosen & Katz is acting as legal advisor, Goldman, Sachs & Co. is acting as financial advisor, and EY is acting as transaction advisor to GCP in connection with the proposed transaction.

About GCP Applied Technologies

GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 3,000 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the proposed transaction and the anticipated timing thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, the possibility that the transaction will not be completed, or if completed, not completed in the expected timeframe, and the potential that the expected strategic benefits or opportunities from the transaction may not be realized, or may take longer to realize than expected; risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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Paul Keeffe

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Joe DeCristofaro

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